LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS


Know all by these presents that the undersigned hereby makes, constitutes and appoints each of Kevin J. McGowan, Fritz E. Freidinger, Darren Waunn, and Michelle Henry of PCTEL, Inc. (the "Corporation" as the undersigned's true and lawful attorney(s)-in-fact and agents, with full power and authority, on behalf of and in the name, place and stead of the undersigned to complete and execute such Forms 144, Forms 3, 4 and 5, and such other forms as such attorney(s)-in-fact and agents shall in his/her discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933 (as amended), Section 16 of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, (collectively, the "Exchange Act") as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Corporation, and to do all acts necessary in order to file such Forms with the Securities and Exchange Commission, any securities exchange or national association, the Corporation and such other person or agency as the attorney-in-fact and agent shall deem appropriate. The undersigned hereby ratifies and confirms all that each such attorney-in-fact and agent shall do or cause to be done by virtue hereof.

This Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under
Section 16 of the Exchange Act.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Corporation, unless earlier revoked by the undersigned in a signed writing delivered to such attorneys-in-fact and agents.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this __28th_____ day of __June_________, _2023__________.





                                         __/s/ Anthony R. Rossabi_________
                                         Signature



                                         ______Anthony R. Rossabi______________
                                         Print Name



STATE OF New York

COUNTY OF New York



On this ____28_______ day of ____June________, ___2023___________, Anthony R.
Rossabi personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                                         ___/s/ Eucarys S. Martinez_______
                                         Notary Public




___10/3/2024______________________________
                                         My Commission Expires:



                                         SEAL